GENERAL RELEASE AGREEMENT

This Settlement and Release Agreement (the “Agreement”) is entered into by and between Jeffrey Klausner (hereinafter “Employee”) and Mandalay Digital Group, Inc. (hereinafter the “Company”).

RECITALS

A. WHEREAS, Employee is currently employed by the Company in the position of Chief Financial Officer pursuant to an employment agreement dated November 22, 2013 (the “Employment Agreement”);

B. WHEREAS, Employee seeks to voluntarily resign his position as Chief Financial Officer of the Company, as a result of the planned relocation of the corporate headquarters more than 60 miles from the current location;

C. WHEREAS, the Company has accepted Employee’s resignation as Chief Financial Officer of the Company;

D. WHEREAS, this Agreement shall supersede any and all agreements entered into between Employee and the Company in connection with Employee’s employment, compensation, or stock vesting rights, including but not limited to: (i) the Employment Agreement; (ii) the Notice of Stock Grant and Option Agreement, dated November 22, 2013 (the “Option Agreement”); and (iii) the Mandalay Digital Group Indemnification Agreement, dated November 22, 2013. This Agreement shall render all such prior employment, compensation, and stock related agreements null and void; and

E. WHEREAS, it is now the desire of the parties to compromise, settle, waive and release all claims of whatever kind or description which Employee may have against Releasees, as defined herein.

NOW, THEREFORE, in consideration of the recitals which are incorporated into this Agreement and the mutual promises and covenants set forth herein, the parties do hereby agree as follows:

AGREEMENT

                                             1.         Separation Date. Employee’s last day of employment with the Company shall be July 15, 2014 (“Separation Date”). Employee shall not be required to report to work after July 1, 2014, and shall have no authority to act on behalf of the Company after such date.

                                             2.         Separation Pay. The Company agrees that, upon receipt by the Company of a duly executed original of this Agreement, and after the expiration of the revocation period described below, and provided that Employee provides his cooperation as discussed below, the Company shall pay to Employee a separation amount equal to the gross amount of nine (9) months of his current salary, i.e., Two Hundred Six Thousand, Two Hundred Fifty Dollars ($206,250), less applicable payroll deductions (“the Separation Pay”) in resolution of any claims Employee may have, and in consideration of Employee’s agreements contained herein. The nine (9) months of Separation Pay shall begin the eighth day after Employee signs this Agreement. The Separation Pay will be payable in bimonthly installments consistent with the Company’s regular payroll schedule, the first payment to be made on the first payroll run immediately following the expiration of the revocation period described below. Excepting only such compensation and benefits as may be due to Employee pursuant to Paragraphs 2, 3, and 5, herein, Employee acknowledges receipt of all compensation and benefits, including compensation for any accrued but unused vacation time, due him through the Separation Date as a result of services performed for the Company with the receipt of a final paycheck.

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                                             3.         Continuation of Group Health Benefits. In addition, the Company agrees that, should Employee elect to continue his group health benefits through COBRA, the Company will agree to pay the costs of Employee’s COBRA premiums during a period of nine (9) months after the Separation Date.

                                             4.         Reserved.

                                             5.         Vesting of Stock Options. Employee shall receive acceleration of vesting of the options granted under his Employment Agreement and Option Agreement, on a pro-rata basis, as if the vesting schedule had been monthly rather than annual, advanced to July 31, 2014, (i.e., an aggregate of fifty thousand (50,000) options), exercisable at a price of $2.54. The vested options shall remain subject to the terms of the Company’s Amended and Restated 2011 Equity Incentive Plan and shall expire 180 days following the Separation Date.

                                             6.         Cooperation. Employee agrees reasonably to cooperate with the Company, at reasonable times, with respect to making himself available to provide information that pertains to subject areas for which Employee had responsibility while employed by the Company for a nine (9) month period after Employee’s execution of this Agreement. The Company shall reimburse the Employee for any reasonable out-of-pocket expenses incurred in connection with the Employee’s performance of obligations pursuant to this Section 6, and if the Employee spends more than four (4) hours in any calendar month in performance of these obligations, the Company shall pay the Employee $500 per hour for each part of an hour over four (4) hours in such calendar month.

                                             7.         No Admission of Liability. This Agreement does not constitute an admission of any kind by the Employee or the Company. Employee acknowledges that neither this Agreement nor anything contained herein shall be admissible in any proceeding as evidence of or an admission by the Company of any wrongdoing or violation of its policies and procedures, or of any law or regulation. Notwithstanding the foregoing, this Agreement may be introduced into a proceeding solely for the purpose of enforcing this Agreement.

                                             8.         Release of Known and Unknown Claims By Employee. In exchange for the agreements contained in this Agreement, Employee and Company each agrees unconditionally and forever to release and discharge the Employee, his heirs, and any beneficiary through his family trust, or the Company and the Company’s affiliated, related, parent and subsidiary corporations, as well as their respective attorneys, agents, representatives, partners, joint venturers, investors, successors, assigns, insurers, owners, employees, officers, and directors (hereinafter the “Releasees”) from any and all claims, actions, causes of action, demands, rights, or damages of any kind or nature which he may now have, or ever have, whether known or unknown, including any claims, causes of action or demands of any nature arising on or before the date of the execution of this Agreement.

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This release specifically includes, but is not limited to, any claims for fraud; breach of contract; breach of implied covenant of good faith and fair dealing; inducement of breach; interference with contract; wrongful or unlawful discharge or demotion; violation of public policy; assault and battery (sexual or otherwise); invasion of privacy; intentional or negligent infliction of emotional distress; intentional or negligent misrepresentation; conspiracy; failure to pay wages, benefits, vacation pay, severance pay, attorneys’ fees, or other compensation of any sort; retaliation, discrimination or harassment on the basis of age, race, color, sex, gender, national origin, ancestry, religion, disability, handicap, medical condition, marital status, sexual orientation or any other protected category; any claim under Title VII of the Civil Rights Act of 1964, as amended, the Family and Medical Leave Act, the Americans with Disabilities Act, the California Fair Employment and Housing Act, the California Labor Code, or Section 1981 of Title 42 of the United States Code; violation of COBRA; violation of any safety and health laws, statutes or regulations; violation of ERISA; violation of the Internal Revenue Code; or any other wrongful conduct, based upon events occurring prior to the date of execution of this Agreement.

Employee further agrees knowingly to waive the provisions and protections of Section 1542 of the California Civil Code, which reads:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH, IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

This release of claims shall be construed as broadly as possible under applicable law but shall not include any claim the release of which would violate California or federal statutory law or the public policy of the State of California.

Nothing in this release of claims shall be construed as prohibiting Employee from making a future claim with the Equal Employment Opportunity Commission or any similar state agency including, but not limited to the California Department of Fair Employment and Housing provided, however, that should Employee pursue such an administrative action against the Releasees, Employee agrees and acknowledges that he will not seek, nor shall he be entitled to recover, any monetary damages from any such proceeding.

                                             9.         OWBPA/ADEA WAIVER AND NOTICE:

(a)                Employee, in consideration of the Separation Pay, agrees and acknowledges that this Agreement constitutes a knowing and voluntary waiver and release of all rights or claims Employee has or may have against the Company and/or any of the Releasees as set forth herein, including, but not limited to, all rights or claims arising under the Age Discrimination in Employment Act of 1967, as amended (“ADEA”), including, but not limited to, all claims of age discrimination in employment and all claims of retaliation in violation of the ADEA.

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(b)               Employee has read the terms of this Agreement, and Employee understands its terms and effects, including the fact that Employee agreed to release and forever discharge the Company and each of the Releasees from any claims released in Paragraph 8 above.

(c)                Employee understands that, by entering into this Agreement, Employee does not waive rights or claims that may arise after the date of Employee’s execution of this Agreement, including without limitation any rights or claims that Employee may have to secure enforcement of the terms and conditions of this Agreement.

(d)               Employee has signed this Agreement voluntarily and knowingly in exchange for the consideration described in this Agreement, which Employee acknowledges is adequate and satisfactory to Employee and which Employee acknowledges is in addition to any other benefits to which Employee is otherwise entitled;

(e)                The Company advises Employee to consult with an attorney prior to executing this Agreement.

(f)                Employee acknowledges that Employee was informed that Employee has a full twenty one (21) days in which to review and consider this Agreement. To the extent that Employee chooses to sign this Agreement in less than twenty-one (21) days, Employee acknowledges that Employee had sufficient time to consider the Agreement and to consult with counsel and that Employee does not desire additional time.

(g)               Employee may revoke this Agreement within seven (7) days from the date Employee signs this Agreement, in which case this Agreement will be null and void and of no force or effect on either the Company or Employee. Any revocation must be in writing and sent to Robert H. Platt, via email at rplatt@manatt.com, on or before the close of business on the seventh day after this Agreement is executed by Employee.

                                           10.       Knowing and Voluntary. Employee represents and agrees that he is entering into this Agreement knowingly and voluntarily. Employee affirms that no promise or inducement was made to cause him to enter into this Agreement, other than the Separation Pay promised to Employee herein. Employee further confirms that he has not relied upon any other statement or representation by anyone other than what is in this Agreement as a basis for his agreement.

                                           11.       Non-disparagement. The parties hereto agree not to criticize, ridicule or disparage the other or the Company’s current or former directors, officers, employees and/or methods or manner of conducting business, to any person and/or entity, including but not limited to the public, the media and/or members of the community. The Company agrees that, if the Company receives any requests for references regarding Employee, such inquires shall be directed to the Board of Directors or anybody else designated by the Board of Directors in writing. In response to any inquiries regarding Employee’s departure, the Parties agree that the Company state no more than that Employee resigned rather than relocate due to a planned headquarters relocation, the dates of his employment with the Company and his title/office at the Company. The Company’s directors, officers and consultants are likewise bound by these provisions and are prohibited from saying or doing anything to criticize, ridicule or disparage the Employee; provided however, no such directors, officers or consultants have personal liability to Employee for the Company’s covenants in this paragraph, and the Company’s responsibilities in this paragraph are limited to statements or actions by the Company or by its officers or its directors or consultants. Notwithstanding the foregoing, it shall not be a breach of this paragraph to give truthful testimony, responses to subpoenas or sworn statements before a court of law or arbitrator, or as required to a government regulator or Nasdaq, on any subject even if it would otherwise have been prohibited hereby.

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                                           12.       Reserved.

                                           13.       Taxes/Withholdings. All payments and consideration given under this Agreement are subject to any applicable employment or tax withholdings or deductions. In addition, the parties hereby agree that it is their intention that all payments or benefits provided under this Agreement comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and this Agreement shall be interpreted accordingly. Employee hereby is advised to seek independent advice from Employee’s tax advisor(s) with respect to the application of Section 409A of the Code to any payments under this Agreement. Notwithstanding the foregoing, the Company does not guarantee the tax treatment of any payments or benefits under this Agreement, including without limitation under the Code, federal, state or local laws. The parties confirm and acknowledge that Employee shall have the right to remit all taxes due on option shares and/or restricted stock held by Employee as a result of lapse of repurchase rights prior to the date of this Agreement and as result of this Agreement, at Employee’s option either in cash or in kind by delivery of common stock of the Company. The Company will timely remit to applicable taxing authorities all withholding taxes or other taxes it is required by law to remit in connection with the option shares and/or restricted stock held by Employee.

                                           14.       Governing Law And Binding Arbitration. This Agreement shall be construed under the laws of the State of California, both procedural and substantive. Any and all disputes or claims arising out of or in any way related to this Agreement, including, without limitation, fraud in the inducement of this Agreement, or relating to the general validity or enforceability of this Agreement, shall be submitted to final and binding arbitration before an arbitrator of JAMS in the city or county in which the Employee was last employed by the Company in accordance with the rules of that body governing employment disputes, and the prevailing party shall be entitled to reasonable costs and attorney’s fees. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. If any portion of this Agreement is found to be illegal or unenforceable, such action shall not affect the validity or enforceability of the remaining paragraphs or subparagraphs of this Agreement.

                                           15.       Waiver. The failure to enforce any provision of this Agreement shall not be construed to be a waiver of such provision or to affect the validity of this Agreement or the right of any party to enforce this Agreement.

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                                           16.       Modification. No amendments to this Agreement will be valid unless written and signed by Employee and an authorized representative of the Company.

                                           17.       Severability. If any sentence, phrase, paragraph, subparagraph or portion of this Agreement is found to be illegal or unenforceable, such action shall not affect the validity or enforceability of the remaining sentences, phrases, paragraphs, subparagraphs or portions of this Agreement.

                                           18.       Ambiguities. Both parties have participated in the negotiation of this Agreement and, thus, it is understood and agreed that the general rule that ambiguities are to be construed against the drafter shall not apply to this Agreement. In the event that any language of this Agreement is found to be ambiguous, each party shall have an opportunity to present evidence as to the actual intent of the parties with respect to any such ambiguous language.

                                           19.       Entire Agreement/Integration. This Agreement and any confidentiality, proprietary information, or inventions agreements signed by Employee during his employment with the Company (all of which survive the termination of the employment relationship) constitute the entire agreement between Employee and the Company concerning the terms of Employee’s employment with and separation from the Company and the compensation related thereto. No covenants, agreements, representations, or warranties of any kind have been made to any party hereto. All prior discussions and negotiations have been and are merged and integrated into, and are superseded by, this Agreement.

PLEASE READ CAREFULLY. THIS AGREEMENT CONTAINS A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS. THE UNDERSIGNED AGREE TO THE TERMS OF THIS AGREEMENT AND VOLUNTARILY ENTER INTO IT WITH THE INTENT TO BE BOUND THEREBY.

Dated: July 8, 2014
	By:	/s/ Jeffrey Klausner

Dated: July 8, 2014
	By:	/s/ Jeffrey Karish
Chair
Compensation Committee, Mandalay Digital Group, Inc.

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